MEDEX, INC. AND SUBSIDIARIES                                          EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993
- ---------------------------------------------------------------------

                                      Year Ended June 30
                         --------------------------------------------
                             1995            1994             1993

PRIMARY:
  Weighted average
    common shares
    outstanding           6,137,628        6,087,898        6,014,381

  Common equivalent
    shares - stock
    options                  51,880 (1)       93,223 (1)      137,517 (1)
                         ----------       ----------       ----------


  Common shares and
    common equivalent
    shares outstanding    6,189,508        6,181,121        6,151,898
                         ----------       ----------       ----------


NET INCOME
                         $1,755,884       $6,730,995       $4,235,501
                         ==========       ==========       ==========


NET INCOME PER SHARE        $.28             $1.09            $.69
                         ==========       ==========       ==========

FULLY DILUTED:
  Weighted average
    common shares
    outstanding           6,137,628        6,087,898        6,014,381

  Common equivalent
    shares - stock
    options                  66,266 (1)      102,775 (1)      138,115 (1)
                         ----------       ----------       ----------


  Common shares and
    common equivalent
    shares outstanding    6,203,894        6,190,673        6,152,496
                         ----------       ----------       ----------

NET INCOME               $1,755,884       $6,730,995       $4,235,501
                         ==========       ==========       ==========

NET INCOME PER SHARE        $.28             $1.09            $.69
                         ==========       ==========       ==========


(1) Calculated under the Treasury Stock Method using the average price or year-end market price of Medex stock, as applicable.